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BLACK KNIGHT, INC. Annual Meeting Shareholder Engagement May 2020

2 Shareholder Engagement and Response Confidential, Proprietary and/or Trade Secret | TM SM ® Trademark(s) of Black Knight IP Holding Company, LLC, or an affiliate . © 2019 Black Knight Financial Technology Solutions, LLC. All Rights Reserved. Board Diversity: • Nancy Shanik was elected to Board in December 2019, and appointed to our Audit Committee in February 2020. • Risk Management: Former Chief Risk Officer of Citizens Financial Group, Inc. • Valuable Financial Expertise: 31 - year career with Citigroup Inc., including as Chief Credit Officer of Citigroup Inc.’s Global Commercial Markets business • The Board will consider diversity of age, gender, nationality, race, ethnicity, and sexual orientation when selecting future director nominees. Appointment of Lead Director: In February 2020, Thomas M. Hagerty was appointed to serve as our independent Lead Director. Annual Elections of Directors: We amended our Certificate of Incorporation to de - classify our Board over three years beginning with our 2020 shareholder meeting. Majority Voting: Our Board amended our Bylaws to implement majority voting in uncontested director elections. Corporate and Social Responsibility: Issued our 2019 Sustainability Report in April 2020. Active Shareholder Engagement by Richard Massey and Management Brought Strong Shareholder - Friendly Changes in 2019

3 Exceptional Leadership Team Confidential, Proprietary and/or Trade Secret | TM SM ® Trademark(s) of Black Knight IP Holding Company, LLC, or an affiliate . © 2019 Black Knight Financial Technology Solutions, LLC. All Rights Reserved. Our industry - leading leadership team, including our talented and high - functioning B oard, drive strong growth and performance and shareholder - friendly governance policies. Leadership Team William P. Foley, II* Non - Executive Chairman Anthony M. Jabbour* CEO Kirk T. Larsen CFO Independent Directors Thomas Hagerty Managing Director, Thomas H. Lee Partners Chairman of Corporate Governance and Nominating Committee Member of Compensation Committee David Hunt Private Investor Chairman of Audit Committee Member of Risk Committee Richard Massey CEO, Cannae Holdings, Inc. Chairman of Compensation Committee Member of Corporate Governance and Nominating Committee Ganesh Rao Managing Director, Thomas H. Lee Partners Member of Risk Committee John Rood Founder & Chairman, The Vestcor Companies Chairman of Risk Committee Member of Audit Committee Nancy Shanik Private Investor Member of Audit Committee *Mr. Foley and Mr. Jabbour are non - independent directors. Mr. Larsen does not serve on our Board.

4 Richard Massey: Exemplary Leadership in Governance Confidential, Proprietary and/or Trade Secret | TM SM ® Trademark(s) of Black Knight IP Holding Company, LLC, or an affiliate . © 2019 Black Knight Financial Technology Solutions, LLC. All Rights Reserved. • Highly skilled and dedicated director • Highly valued member of Black Knight Board » As Chair of Compensation Committee, led efforts to: » As member of Governance Committee, worked to: x Corporate finance x Investment Banking x Mergers and acquisitions x Financial, strategic and legal advisor to public and private businesses x Led our 2019 shareholder engagement efforts and response x Improve compensation policies x Re - align Bill Foley’s compensation in connection with his transition to Non - Executive Chairman x Identify and recruit Nancy Shanik, a qualified and talented female director x Advocated for enhanced governance policies including annual election of directors and majority voting Richard Massey is a critical member of our Board who brings tremendous value to Black Knight and our shareholders.

5 Richard Massey: Strong Oversight in Boards He Serves Confidential, Proprietary and/or Trade Secret | TM SM ® Trademark(s) of Black Knight IP Holding Company, LLC, or an affiliate . © 2019 Black Knight Financial Technology Solutions, LLC. All Rights Reserved. CEO and Director of Cannae Holdings and Foley Trasimene Acquisition Corp. About Cannae: Diversified holding company with investments in a variety of industries through a mix of majority and minority - owned equity portfolio investments. » Each Cannae portfolio company has its own management team. Mr. Massey is not involved in their day - to - day operations. » Cannae’s Goal: Acquire majority and minority interests in quality companies across a variety of industries at an optimal price point and use Cannae’s executive team’s expertise to delivery ma ximum returns. Mr. Massey’s CEO Role: Cannae is not an operating Company and Mr. Massey’s role is not a traditional CEO role. » Leads the Cannae teams identification and acquisition of new investment opportunities » Serves as a director of The Dun & Bradstreet Corporation, a private Cannae portfolio company About Foley Trasimene Acquisition Corp.: Special purpose acquisition company. IPO completed May 26, 2020. » No current operations » Purpose is to effect a business combination with one or more businesses or entities. No target has been selected Richard Massey’s roles as CEO of Cannae and Foley Trasimene do not require the same time and exclusive focus as a typical operating company CEO role. Other Board Service Fidelity National Financial, Inc. FGL Holdings (will no longer be a public company following its acquisition by FNF, expected to close in Q2 2020) Richard Massey will only serve on one additional board following FNF’s acquisition of FGL Holdings. Richard Massey’s roles as CEO and director of Cannae and Foley Trasimene and as a director on other boards do not hinder his ability to dedicate the needed time to serve as an exemplary Black Knight director.

Confidential, Proprietary and/or Trade Secret | TM SM ® Trademark(s) of Black Knight IP Holding Company, LLC, or an affiliate . © 2019 Black Knight Financial Technology Solutions, LLC. All Rights Reserved. APPENDIX

Disclaimer Forward - Looking Statements This presentation contains forward - looking statements that involve a number of risks and uncertainties . Statements that are not historical facts, including statements regarding expectations, hopes, intentions or strategies regarding the future are forward - looking statements . Forward - looking statements are based on Black Knight management’s beliefs, as well as assumptions made by, and information currently available to, them . Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected . Black Knight undertakes no obligation to update any forward - looking statements, whether as a result of new information, future events or otherwise . The risks and uncertainties that forward - looking statements are subject to include, but are not limited to changes in general economic, business, regulatory and political conditions, including those resulting from pandemics such as COVID - 19 , particularly as they affect foreclosures and the mortgage industry ; the outbreak of COVID - 19 and measures to reduce its spread, including the effect of governmental or voluntary actions such as business shutdowns and stay - at - home orders ; security breaches against our information systems ; our ability to maintain and grow our relationships with our clients ; changes to the laws, rules and regulations that affect our and our clients’ businesses ; our ability to adapt our services to changes in technology or the marketplace or to achieve our growth strategies ; our ability to protect our proprietary software and information rights ; the effect of any potential defects, development delays, installation difficulties or system failures on our business and reputation ; risks associated with the availability of data ; the effects of our existing leverage on our ability to make acquisitions and invest in our business ; our ability to successfully integrate strategic acquisitions ; risks associated with our investment in Star Parent, L . P . and the operation of its indirect subsidiary, The Dun and Bradstreet Corporation ; and other risks and uncertainties detailed in the “Statement Regarding Forward - Looking Information,” “Risk Factors” and other sections of our Annual Report on Form 10 - K for the year ended December 31 , 2019 and other filings with the SEC . 7 Confidential, Proprietary and/or Trade Secret | TM SM ® Trademark(s) of Black Knight IP Holding Company, LLC, or an affiliate . © 2019 Black Knight Financial Technology Solutions, LLC. All Rights Reserved.

D ata and analytics solutions for mortgage, real estate, and capital markets verticals 8 Business and Performance Snapshot Confidential, Proprietary and/or Trade Secret | TM SM ® Trademark(s) of Black Knight IP Holding Company, LLC, or an affiliate . © 2019 Black Knight Financial Technology Solutions, LLC. All Rights Reserved. Black Knight (NYSE: BKI) is a leading provider of integrated software, data and analytics solutions that facilitate and automate many of the business processes across the homeownership cycle Software Solutions Data and Analytics S oftware and hosting solutions that support loan servicing, loan origination and settlement services Software - as - a - Service End - to - End, Mission - Critical P latforms Integrated Business Intelligence Comprehensive Data Assets Modeling and Insights Delivery Across Black Knight Ecosystem Since our IPO, we have delivered robust shareholder returns and financial and operational results Total Shareholder Return (IPO – May 27, 2020) 1 199% 58% 157% -50% 0% 50% 100% 150% 200% 250% 5/20/15 12/9/15 6/29/16 1/18/17 8/9/17 2/28/18 9/19/18 4/10/19 10/30/19 5/20/20 BKI S&P 500 S&P North American Technology Sector Index (1) Source: FactSet